Exhibit 10.7.2

From:              Nordea Bank Finland plc

To:                            Q Deb Shipping Ltd.

and

Q Sue Shipping Ltd.

each c/o

Quintana Shipping Ltd.

5 Xenias Street

145 62 Kifissia

Greece

[•] 2014

Dear Sirs

Facility Agreement dated 21 November 2013 made between Q Deb Shipping Ltd. and Q Sue Shipping Ltd. and Nordea Bank Finland plc

1                               We refer to the facility agreement dated 21 November 2013 (the Original Agreement) made between yourselves, Q Deb Shipping Ltd. and Q Deb Shipping Ltd., as joint and several borrowers (together, the Borrowers) and us, Nordea Bank Finland plc, London branch as agent (in such capacity, the Agent), arranger (in such capacity, the Arranger), and security agent for the Finance Parties and bookrunner, Nordea Bank Finland plc as hedging provider and the banks and other financial institutions referred to in the Facility Agreement as lenders (the Lenders), as amended and supplemented by a letter dated 27 January 2014 (the Supplemental Letter and together with the Original Agreement, the Facility Agreement) from the Lenders, the Agent and the Arranger to the Borrowers and Quintana Shipping Ltd., pursuant to which the Lenders agreed (inter alia) to advance by way of loan to the Borrowers, upon the terms and conditions therein contained, a sum of up to thirty nine million dollars ($39,000,000).

2                               This letter is supplemental to the Facility Agreement and sets out the terms and conditions upon which the Lender and the Borrowers agree to the matters set out in paragraph 4 of this letter.

3                               Terms defined in the Facility Agreement and used in this letter shall have the same meanings unless otherwise defined herein or the context otherwise requires.

4                               The Lender and the Borrowers hereby agree that with effect on and from the date of this letter, the Facility Agreement shall be, and it is hereby, amended (and the Facility Agreement (as so amended) will continue to be binding upon each of the parties hereto upon such terms as so amended):

(a)                       by deleting the definition of “Change of Control” and by inserting in its place the following new definition

“Change of Control occurs if at any time:

(a)                       a Borrower ceases to be a wholly-owned direct Subsidiary of the Guarantor; or

(b)                       any person or persons acting in concert other than the Permitted Holders obtains (i) direct or indirect control of the Guarantor or the Manager or (ii) legal and beneficial ownership of the issued and outstanding (a) share capital or (b) voting share capital, of the Guarantor or the Manager in an amount in excess of that held by the Permitted Holders; or

(c)                        the Permitted Holders cease to own legally and beneficially, either directly or indirectly, at least 50.1% (or, following the completion of an Approved IPO, at least 20%) of the issued and outstanding (i) share capital and (ii) voting share capital, of the Guarantor or the Manager.”;

(b)                       by deleting the definition of “Repeating Representation” and by inserting in its place the following new definition:

“Repeating Representations means each of the representations and warranties set out in clause 18 (Representations) other than clauses 18.11 (No insolvency), 18.12 (No filing or stamp taxes), 18.13 (Tax), 18.21.2 (Ownership of shares) and, following an Approved IPO, clause 18.22 (Shares).”; and

(c)                        by deleting the words “the relevant currency” in the first line of paragraph (b) of the definition of “LIBOR” in clause 1.2 of the Principal Agreement.

5                               Save as amended by this letter, the provisions of the Loan Agreement shall continue in full force and effect and the Loan Agreement and this letter shall be read and construed as one instrument.

6                               This Letter and any non-contractual obligations connected with it are governed by, and shall be construed in accordance with, English law.

SIGNED by
for and on behalf of
NORDEA BANK FINLAND PLC, LONDON BRANCH
as Agent, Lender and Arranger

We hereby acknowledge and agree to the above and confirm that the Security Documents (as such term is defined in the Loan Agreement) executed by us will remain valid and effective notwithstanding any amendments made to the Loan Agreement by the terms of this letter.

EXECUTED as a DEED
by
for and on behalf of
Q DEB SHIPPING LTD.
as borrower
in the presence of:

We hereby acknowledge and agree to the above and confirm that the Security Documents (as such term is defined in the Loan Agreement) executed by us will remain valid and effective notwithstanding any amendments made to the Loan Agreement by the terms of this letter.

EXECUTED as a DEED
by
for and on behalf of
Q SUE SHIPPING LTD.
as borrower
in the presence of:

We hereby acknowledge and agree to the above and confirm that the Security Documents (as such term is defined in the Loan Agreement) executed by us will remain valid and effective notwithstanding any amendments made to the Loan Agreement by the terms of this letter.

EXECUTED as a DEED
by
for and on behalf of
QUINTANA SHIPPING LTD.
as guarantor
in the presence of:

2